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Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

To the Member and Board of Directors of
Kerasotes Showplace Theatres, LLC
Chicago, Illinois

        We have audited the accompanying statements of assets and liabilities of the Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. (the "Theatres") as of December 31, 2009, and 2008, and the related statements of income and cash flows for the years ended December 31, 2009, 2008 and 2007. These financial statements are the responsibility of the Theatres' management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Theatres' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of the Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years ended December 31, 2009, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the financial statements, these financial statements pertain to the Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. by Kerasotes Showplace Theatres, LLC (the "Parent"). The accompanying financial statements have been prepared from the records maintained by the Parent and may not necessarily be indicative of the conditions that would have existed or the results of the operations if the Theatres had been operated as an unaffiliated company. Portions of certain assets, liabilities, income and expenses represent allocations made from the Parent to the Theatres that are applicable to the Parent as a whole.

/s/ Deloitte & Touche LLP

Chicago, Illinois
July 13, 2010

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

STATEMENTS OF ASSETS AND LIABILITIES

As of December 31, 2009 and 2008

	2009	2008
Assets
Current Assets:
Due from Parent	$30,233,158	$67,321,610
Accounts receivable	4,227,816	5,167,257
Inventories	1,550,867	1,533,362
Other current assets	5,737,930	4,609,948

Total current assets	41,749,771	78,632,177

Property and Equipment:
Land	11,471,194	11,471,193
Land improvements	17,632,816	17,577,549
Buildings and improvements	85,905,548	85,899,287
Leasehold improvements	21,903,276	21,593,529
Equipment	170,476,408	166,604,851
Construction in progress	76,113	49,364

Total property and equipment	307,465,355	303,195,773

Less accumulated depreciation	(170,779,219)	(151,025,656)

Property and equipment—net	136,686,136	152,170,117

Other Assets:
Goodwill	24,153,064	24,153,064
Intangible assets—net	25,963,411	27,408,299
Other assets	687,762	700,115

Total other assets	50,804,237	52,261,478

Total	$229,240,144	$283,063,772

Liabilities and Net Assets
Current Liabilities:
Accounts payable	$4,356,479	$8,244,810
Accrued payroll and payroll taxes	4,851,429	1,926,996
Accrued property taxes	10,938,383	12,204,983
Other accrued expenses	13,879,500	12,430,529
Other accrued taxes	1,221,388	831,361
Deferred revenue and other liabilities	6,060,329	5,632,324
Current portion of developer reimbursements	262,588	56,221
Current portion of long-term debt to Parent	665,613	40,665,612
Current portion of deferred gain	7,347,616	7,347,616

Total current liabilities	49,583,325	89,340,452
Long-Term Liabilities:
Developer reimbursements	16,784,275	14,793,366
Long-term debt to Parent	24,849,121	54,538,009
Deferred gain from sale-leaseback transactions	113,048,858	120,396,474
Deferred rent and other long-term liabilities	7,364,737	9,891,240

Total liabilities	211,630,316	288,959,541
Commitments and Contingencies	—	—
Net Assets	17,609,828	(5,895,769)

Total	$229,240,144	$283,063,772

See Notes to Financial Statements.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

STATEMENTS OF INCOME

For the Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007
Revenues:
Box office revenue	$211,489,296	$188,536,649	$167,070,271
Concession revenue	97,914,429	90,516,423	82,910,994
Other operating revenue	16,560,734	9,664,611	9,101,016

Total revenues	325,964,459	288,717,683	259,082,281

Operating Revenues:
Film expense and advertising costs	117,493,029	105,299,786	93,013,579
Cost of concession sales	11,911,423	10,528,086	9,046,089
General and administrative expenses	17,011,193	16,671,037	14,904,875
Theatre occupancy costs	65,318,610	65,629,446	49,988,848
Depreciation and amortization	21,893,823	23,947,330	24,110,749
Other operating expenses	68,827,081	62,971,984	54,287,656
Amortization of deferred gain	(7,347,616)	(7,268,376)	(5,543,587)

Total operating expenses	295,107,543	277,779,293	239,808,209

Income from operations	30,856,916	10,938,390	19,274,072

Other Expenses
Interest expense to Parent	(4,150,202)	(5,215,322)	(11,133,088)
Other income and expenses—net	(3,291,037)	(279,297)	(4,005,048)

Total other expenses	(7,441,239)	(5,494,619)	(15,138,136)

Net Income	$23,415,677	$5,443,771	$4,135,936

See Notes to Financial Statements.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2009, 2008, and 2007

	2009	2008	2007
Cash flows from operating activities:
Net income	$23,415,677	$5,443,771	$4,135,936
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	21,893,823	23,947,330	24,110,749
Amortization of debt issuance costs and other noncash interest expense	1,270,351	656,131	922,721
Loss on disposal of property	46,874	519,715	3,902,837
Amortization of deferred gain	(7,347,616)	(7,268,376)	(5,543,587)
Loss from equity investment in Kerasotes Colorado Cinema, LLC	—	—	228,795
Changes in:
Accounts receivable	(285,560)	(1,836,196)	(212,753)
Inventories	(17,505)	(57,658)	(36,189)
Other assets	44,184	(484,661)	(2,543,722)
Accounts payable	(2,691,554)	(438,787)	3,413,292
Other current liabilities	5,253,179	367,259	3,663,650
Deferred rent and other long-term liabilities	(337,764)	1,404,736	2,773,609

Net cash flows from operating activities	41,244,089	22,253,264	34,815,338

Cash flows from investing activities:
Capital expenditures	(7,515,670)	(5,778,911)	(26,915,634)
Construction costs reimbursable by developers	—	(14,750,000)	—
Cash paid for capitalized interest	—	(336,858)	(184,912)
Proceeds from sale of property	68,638	98,383,985	100,083,847
Purchase of Kerasotes Colorado Cinemas—net of cash acquired	—	817,305	(52,622,350)
Acquisition of theatres	—	(75,517,400)	(12,652,954)

Net cash flows from investing activities	(7,447,032)	2,818,121	7,707,997

Cash flows from financing activities:
Proceeds from borrowings from Parent	—	30,454,014	82,697,526
Principal payments on borrowings from Parent	(69,688,884)	(31,700,000)	(103,437,522)
Due from Parent	37,088,452	(37,325,532)	(20,567,887)
Principal payments on developer reimbursement financing obligations	(244,492)	(24,867)	—
Payment of debt issuance costs	(2,177,133)		(1,215,452)
Proceeds from developer reimbursements for construction costs	1,225,000	13,525,000	—

Net cash flows from financing activities	(33,797,057)	(25,071,385)	(42,523,335)

Net change in cash	—	—	—
Cash—beginning of year	—	—	—

Cash—end of year	$—	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the year for:
Interest—net of amount capitalized	$2,972,064	$4,383,172	$10,539,433

Replacement tax	$3,444	$14,404	$—

SUPPLEMENTAL DISCLOSURES OF NONCASH OPERATING, INVESTING, AND FINANCING ACTIVITIES:
Sale-leaseback deferred gain (amortization over 20 years)	$—	$19,017,834	$25,594,136

Amounts reflected in accounts payable and fixed assets at year-end	$190,204	$1,386,981	$—

Amounts reflected in accrued expenses and fixed assets at year-end	$1,032	$1,329,377	$144,246

See Notes to Financial Statements.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2009 and 2008, and

For the Years Ended December 31, 2009, 2008, and 2007

1. THE THEATRES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The principal business of the Kerasotes Showplace Theatres Sold to AMC Entertainment Inc (such theatres are hereafter referred to as the "Theatres") is the operation of motion picture theatres. Box office admission and concession sales are the Theatres' primary sources of revenue.

        The Theatres' operations are primarily located throughout the Midwest in the states of Illinois, Indiana, Iowa, Missouri, Minnesota, and Ohio. Over the years, the Theatres have grown through the construction and acquisition of theatres, most recently in the states of Colorado, Wisconsin, and California.

        The Theatres are not a separate legal entity, and were operated by Kerasotes Showplace Theatres, LLC (the "Parent") during the periods presented. On December 9, 2009, the Parent agreed to sell these theatre assets comprising a substantial majority of the Parent's theatres and transfer related liabilities to AMC Entertainment Inc. ("AMC") (the "Sale"); this sale was closed on May 24, 2010. Further discussion of the Sale is included in Note 2.

        Management's Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Preopening Expenses—Costs incurred prior to opening of a new theatre are expensed as incurred. These costs include advertising and other start-up costs incurred prior to the operation of new theatres and are reported in their respective lines in the statements of income.

        Accounts Receivable—An allowance for doubtful accounts is provided only if specific accounts are considered uncollectible. If items become uncollectible, they will be charged to operations when that determination is made. Management determined no allowance was required as of December 31, 2009 or 2008.

        Inventories—Inventories consist primarily of concession items and are carried at the lower of cost, determined by the first-in, first-out method, or market.

        Property and Equipment—Property and equipment, consisting of buildings, land and leasehold improvements, and equipment, are carried at cost, less accumulated depreciation computed using both straight-line and accelerated methods. Land improvements are depreciated over an estimated useful life of 15 years. Buildings and improvements are depreciated over an estimated useful life of 39 years. Leasehold improvements are depreciated over the shorter of the lease term or economic life of the asset. Equipment is depreciated over an estimated useful life of five to seven years. Interest capitalized on Theatre-managed construction projects totaled $0 and $336,858 for the years ended December 31, 2009 and 2008.

        Leases—A significant portion of the Theatres' operations are conducted in premises occupied under lease agreements with initial base terms ranging generally from 15 to 20 years, with certain leases containing options to extend for up to an additional 20 years. The Theatres do not believe that exercise

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

As of December 31, 2009 and 2008, and

For the Years Ended December 31, 2009, 2008, and 2007

1. THE THEATRES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

of the renewal options in its leases is reasonably assured at the inception of the lease agreements and therefore considers the initial base term the lease term. The leases provide for fixed and escalating rentals, contingent escalating rentals based on the consumer price index with a contractual floor and ceiling, and contingent rentals, including those that are based on revenues with a guaranteed minimum. As of December 31, 2009, all leases qualified as operating leases.

        The Theatres record rent expense for their operating leases on a straight-line basis over the base term of the lease agreements, commencing with the date the Theatres have control and access to leased premises.

        Occasionally, the Theatres are responsible for the construction of theatres subject to operating leases and receive reimbursement from the property developer for construction costs incurred. The Theatres evaluate these leases to determine who the accounting owner is during the construction period. For leases where the Theatres are determined to be the accounting owner during construction, they account for receipt of developer reimbursements under prevailing sale-leaseback accounting guidance. The Theatres have constructed four theatres subject to the circumstances described for which they have determined certain terms of the leases to be prohibited forms of continuing involvement. As a result, the Theatres have recorded developer reimbursement financing obligations of $17,046,863 and $14,849,587 in their statements of assets and liabilities as of December 31, 2009 and 2008, respectively, for operating leases related to these projects. The current portion of developer reimbursement financing obligations was $262,588 and $56,221, respectively, as of December 31, 2009 and 2008.

        Business Combinations—The Theatres account for their acquisitions of theatres using the purchase method. The purchase method requires that the Theatres estimate the fair value of the individual assets and liabilities acquired. The allocation of purchase price is based on management's judgment, including valuation assessments.

        Goodwill—The Theatres evaluate their goodwill for impairment annually during the fourth quarter, or more frequently, if events or changes in circumstances indicate that an asset might be impaired. The evaluation is performed using a two-step process. In the first step, the fair value of a reporting unit is compared with its carrying amount, including goodwill. If the estimated fair value of a reporting unit is less than its carrying amount, then a second step must be completed in order to determine the amount of the goodwill impairment that should be recorded. In the second step, the implied fair value of a reporting unit's goodwill is determined by allocating the reporting unit's fair value to all of its assets and liabilities other than goodwill (including any unrecognized intangible assets) in a manner similar to a business combination. The resulting implied fair value of the goodwill that results from the application of this second step is then compared to the carrying amount of the goodwill and an impairment charge is recorded for the difference if the implied goodwill is less than the carrying amount.

        The assumptions used in the estimate of fair value are generally consistent with the past performance of a reporting unit and are also consistent with the projections and assumptions that are used in current operating plans. Such assumptions are subject to change as a result of changing economic and competitive conditions. The Theatres recorded no goodwill impairment during the years ended December 31, 2009, 2008, or 2007.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

As of December 31, 2009 and 2008, and

For the Years Ended December 31, 2009, 2008, and 2007

1. THE THEATRES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The changes in the carrying amount of goodwill during the fiscal years ended December 31, 2009 and 2008 are as follows:

Balance—January 1, 2008	$12,810,797
Purchase price adjustment—KCC acquisition	(817,305)
Finalization of purchase accounting	2,335,779
Star acquisition	9,823,793

Balance—December 31, 2008	24,153,064

Balance—December 31, 2009	$24,153,064

        Intangible Assets—As of December 31, 2009, definite-lived intangible assets were $25,963,411, net of accumulated amortization of $4,186,285. As of December 31, 2008, definite-lived intangible assets were $27,408,299, net of accumulated amortization of $2,741,397. These intangible assets consisted primarily of the intangible value associated with the operating leases that were acquired in the acquisitions discussed in Note 5. Amortization expense was $1,444,888, $1,902,252, and $839,145 for fiscal years 2009, 2008, and 2007, respectively, and is recorded in depreciation and amortization expense in the statements of income.

        Amortization expense is expected to be as follows:

Years Ending December 31	Amount
2010	$1,514,507
2011	1,514,507
2012	1,514,507
2013	1,514,507
2014	1,514,507
Thereafter	18,390,876

Total	$25,963,411

        Other Assets—As of December 31, 2009, debt issuance costs were $1,858,065, net of accumulated amortization of $1,393,590. As of December 31, 2008, other assets include debt issuance costs $698,253, net of accumulated amortization of $644,899. Costs resulting from the issuance of debt are capitalized and amortized over the term of the related debt agreement. Amortization expense of $1,017,322, $531,677, and $922,721 for fiscal years 2009, 2008, and 2007, respectively, is recorded in interest expense in the statements of income.

        Long-Lived Assets—The Theatres review the carrying value of their long-lived assets, including property and equipment, whenever events or changes in circumstances indicate that the carrying value may not be recoverable. To the extent the estimated future cash inflows attributable to the assets, less estimated future cash outflows, are less than the carrying amount, an impairment loss would be recognized. No impairment loss was recognized during the years ended December 31, 2009, 2008, and 2007.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

As of December 31, 2009 and 2008, and

For the Years Ended December 31, 2009, 2008, and 2007

1. THE THEATRES AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Revenue Recognition—Revenues include box office receipts, sales of concessions merchandise, advertising revenues, and other miscellaneous revenues, primarily fees for theatre rentals. The Theatres recognize box office and concession revenues at the point of sale and other revenues when earned.

        The Theatres sell gift certificates and gift cards both in the theatres and online. These receipts are excluded from revenues until the date the gift certificates and gift cards are redeemed. The Theatres recognize gift certificate breakage when its future performance obligation is determined to be remote. Gift certificate breakage was $777,298, $355,118, and $2,817,092, respectively, for the years ended December 31, 2009, 2008, and 2007. Gift certificate breakage is recorded as a component of other operating revenue in the statements of income.

        Operating Expenses—Film rental costs are recorded as revenue is earned based upon the terms of the respective film license arrangements. Advertising costs are expensed as incurred. Other operating expenses are principally comprised of payroll and benefits costs, utilities, maintenance, repairs, and other general operating expenses. The balance of operating expenses incurred by the corporate function is classified as general and administrative expenses. Theatre occupancy costs include rent, property taxes, and other occupancy costs.

        Vendor Allowances—The Theatres receive volume-based purchase rebates from vendors. These rebates are recorded as a reduction of inventories upon receipt and recognized as a reduction of the cost of concession sales when merchandise is sold.

        Comprehensive Income—Comprehensive income equals net income for all periods presented.

2. THE SALE

        As mentioned in Note 1, on December 9, 2009, the Parent agreed to sell certain theatre assets comprising a substantial majority of the Parent's theatres and transfer related liabilities to AMC; this sale closed on May 24, 2010. These theatres were sold for $275,000,000 in cash, subject to certain working capital and other purchase price adjustments finalized on the closing date.

        The financial statements pertain to these theatres sold to AMC by the Parent. The financial statements have been prepared from the records maintained by the Parent and may not necessarily be indicative of the conditions that would have existed or the results of the operations if these theatres had been operated as an unaffiliated company. The majority of the assets, liabilities, income and expenses presented in these financial statements are specifically-identifiable to the theatres sold by the Parent to AMC. Portions of certain assets, liabilities, income and expenses represent allocations made from the Parent to these theatres that are applicable to the Parent as a whole where specific-identification of these balances to each theatre is not practicable. These allocations primarily relate to certain receivables, payables, accrued expenses, debt and operating expenses generated or incurred at the Parent and not directly related to an individual theatre; these allocations have been made based on the proportion of the number of theatre screens within the theatres sold to AMC as a percentage of the total number of theatre screens owned by the Parent prior to the Sale. In the opinion of management, these allocations are reasonable for the purposes of presenting the financial statements of the Theatres.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

As of December 31, 2009 and 2008, and

For the Years Ended December 31, 2009, 2008, and 2007

3. NEW ACCOUNTING PRONOUNCEMENTS

        In June 2009, the Financial Accounting Standards Board (FASB) issued ASC 105, Generally Accepted Accounting Principles, as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernment entities. Generally, ASC 105 is not expected to change accounting principles generally accepted in the United States of America. The Theatres adopted ASC 105 for the year ended December 31, 2009, and any references to authoritative accounting literatures in the financial statements are referenced in accordance with the ASC, unless the literature has not been codified.

        In December 2007, the FASB revised ASC 805 (formerly FASB Statement No. 141(R), Business Combinations). ASC 805 is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. The provisions of ASC 805 are applied prospectively from the date of adoption, except for adjustments to a previously acquired entity's deferred tax assets and uncertain tax position balances occurring outside the measurement period, which are recorded as a component of income tax expense in the period of adjustment, rather than goodwill. The Theatres adopted ASC 805 on January 1, 2009. The adoption of ASC 805 did not have a material impact the Theatres' financial position, results of operations, or cash flows.

4. INVESTMENT IN KCC

        On January 15, 2004, the Parent made a $4,740,145 minority investment in a new company, KCC. The Parent made this investment in conjunction with Providence Growth Entrepreneurs Fund, L.P.; Providence Growth Investors, L.P.; and the management team of KCC. Prior to the March 2, 2007 acquisition of the controlling interest in KCC (as discussed in Note 5), the Theatres owned 23.685% of KCC and did not have managerial control. Accordingly, this investment had been accounted for under the equity method and the financial statements included the Theatres' share of the results of operations from January 15, 2004 through March 1, 2007. For the period from January 1, 2007 to March 1, 2007, KCC had operating revenues of $6,185,285, operating loss of $(201,044), and a net loss of $(840,998).

5. ACQUISITIONS

        On January 31, 2008, the Parent acquired the assets, property, and operations of six theatres located in Iowa and Wisconsin from AGT Enterprises, Inc., and Star-Iowa, LLC (the "Star acquisition") for $75,517,400. The Star acquisition added 81 screens to the Theatres' circuit. The purpose of the transaction was to increase the scale of the Theatres, diversify and expand the Theatres' customer base, and strengthen the Theatres' competitive position in the industry. In conjunction with this transaction, the Theatres consummated two separate sale-leaseback transactions. The proceeds of the sale-leaseback transactions were used to finance the Star acquisition, pay down debt, and pay taxes and fees associated with the deal. The results of theatre operations are included in the financial statements from the date of acquisition.

        On March 2, 2007, the Parent acquired the remaining 76.315% interest they did not previously own in their investment in KCC for a purchase price of $52,754,184, net of cash acquired ($424,773). The purchase price was subject to the terms of an escrow arrangement that was finalized in 2008 with a payment of $817,305 to the Parent, which reduced the total purchase price for the acquisition to

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

As of December 31, 2009 and 2008, and

For the Years Ended December 31, 2009, 2008, and 2007

5. ACQUISITIONS (Continued)

$51,936,879. This acquisition added 11 theatres and 125 screens to the overall circuit and gave the Theatres a presence in the state of Colorado. The acquisition was financed with cash on hand and additional debt. The results of theatre operations are included in the financial statements from the date of acquisition.

        On March 2, 2007, the Parent also acquired the assets, properties, and operations of two existing theatres near Chicago, Illinois for a purchase price of $12,652,954. The acquisition of these theatres added 28 screens to the overall circuit and enhanced the Theatres' presence in the Chicago area market. The acquisition was financed with cash on hand and additional debt. The results of theatre operations are included in the financial statements from the date of acquisition.

        The Theatres have allocated the purchase price to the theatre assets acquired at estimated fair values. The excess of fair value of the net assets acquired compared to the amount paid as of the acquisition date has been reflected as goodwill. The Theatres completed the purchase price allocations for the 2007 acquisitions during 2008, reflecting finalization of consideration paid in the KCC acquisition (pursuant to the terms of the escrow arrangement in the transaction) and the finalization of other allocations for both transactions based on all available evidence subsequent to the transaction. The purchase price allocation was completed for the Star acquisition during 2008. The following table summarizes the estimated fair values of the assets acquired at the dates of acquisition:

	2008 Acquisition of Star Cinemas	2007 Acquisition of 76.315% Interest in KCC	2007 Acquisition of Chicago-Area Theatres
Cash purchase price—net of cash acquired	$73,821,240	$21,852,097	$12,582,000
Debt assumed and repaid	—	29,278,933	—
Transaction fees	1,696,160	805,849	70,954

Total cash paid	$75,517,400	$51,936,879	$12,652,954

Allocation of purchase price:
Other current assets	$69,335	$602,202	$—
Property and equipment	66,227,891	36,496,153	906,388
Goodwill	9,823,793	2,760,152	115,000
Intangible assets	—	18,019,179	11,746,566

Total assets acquired	76,121,019	57,877,686	12,767,954

Current liabilities	(318,165)	(2,179,139)	—
Deferred revenue	(285,454)	(357,190)	(115,000)
Other long-term liabilities	—	(3,404,478)	—

Total liabilities assumed	(603,619)	(5,940,807)	(115,000)

Net assets acquired	$75,517,400	$51,936,879	$12,652,954

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

As of December 31, 2009 and 2008, and

For the Years Ended December 31, 2009, 2008, and 2007

5. ACQUISITIONS (Continued)

        As a result of the 2007 acquisition of 76.315% interest in KCC included above, the previously owned 23.685% interest in KCC was consolidated into the Theatres' financial statements on a historical-cost basis. The amounts consolidated were as follows: cash of $131,834; other current assets of $175,056; property and equipment, net of $12,336,370; goodwill of $1,596,089; other assets of $161,670; current liabilities of $841,524; long-term debt of $8,870,033; and other long-term liabilities of $486,364.

6. DEBT AND DEVELOPER REIMBURSEMENT FINANCING OBLIGATIONS

        These financial statements include an allocation of the amounts outstanding on the Parent's bank debt, and also the related debt issuance costs. The Parent's outstanding debt facilities consisted of a revolving line of credit ("Revolver") and Term B notes. These outstanding Parent debt balances were secured by substantially all of the Parent's assets, which included the assets of the Theatres. The Parent's bank debt was repaid in full as of the closing date of the Sale.

        Allocated debt and developer reimbursement financing obligations at December 31, 2009 and 2008 consisted of the following:

	2009	2008
Debt to Parent	$25,514,734	$95,203,621
Developer reimbursement financing obligations	17,046,863	14,849,587

Total debt to Parent and developer reimbursement financing obligations	42,561,597	110,053,208
Less current portion	(928,201)	(40,721,833)

Long-term debt to Parent and developer reimbursement financing obligations	$41,633,396	$69,331,375

        The contractual terms of the Parent's Term B debt required quarterly installments of $166,403 from December 31, 2009, until December 31, 2010. Three quarterly installments of $15,974,687 were required from March 31, 2011, with the final payment due October 28, 2011. Draws and repayment on the revolving line are at the discretion of the Parent, and the Parent uses distributions from the Theatres to fund any debt repayments. At December 31, 2009 and 2008, the aggregate available borrowing capacity on this facility was $50,000,000 and $27,300,000, respectively.

        Interest on the Parent's Term B and Revolver debt was at variable rates based on the prime rate or the Eurodollar rate, adjusted for the Parent's consolidated economic performance, as specified in the agreement. During the year ended December 31, 2009, interest rates ranged from 4.81% to 5.56%. During the year ended December 31, 2008, interest rates ranged from 2.5% to 7.75%.

        The carrying value of the Parent's long-term debt approximated its fair value as of December 31, 2009, since the Parent's long-term debt has interest rates that fluctuate based on published market rates. The fair value of the Parent's long-term debt was $104,947,507 as of December 31, 2008. The fair value of the Parent's long-term debt as of December 31, 2008, was determined as the net present value

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

As of December 31, 2009 and 2008, and

For the Years Ended December 31, 2009, 2008, and 2007

6. DEBT AND DEVELOPER REIMBURSEMENT FINANCING OBLIGATIONS (Continued)

of the future cash flows at the prevailing balance sheet rate, discounted at the renegotiated market rate received in the amendment to the Parent's credit facility.

7. LEASE COMMITMENTS

        The Theatres conduct their operations in facilities and using equipment leased under noncancelable operating leases expiring at various dates through 2029. At the end of the lease terms, most of the leases are renewable at the fair rental value for periods of 5 to 20 years. The rental payments for some facilities are based on a minimum annual rent plus a percentage of receipts in excess of a specified amount. Refer to Note 1 for discussion of the Theatres' financing leases.

        Rental expense for noncancelable operating leases for the years ended December 31, 2009, 2008, and 2007, consists of the following:

	2009	2008	2007
Minimum	$49,086,692	$47,818,774	$32,967,017
Contingent	488,768	230,623	273,282

Total	$49,575,460	$48,049,397	$33,240,299

        The minimum rental commitments related to noncancelable operating leases and developer reimbursement financing leases at December 31, 2009, are as follows:

	Minimum Lease Payments
Year Ending December 31	Financing	Operating
2010	$1,085,953	$49,607,208
2011	1,085,953	49,530,348
2012	1,085,953	49,109,526
2013	1,099,956	49,358,392
2014	1,169,968	49,250,480
Thereafter	27,749,433	499,068,004

Total	33,277,216	$745,923,958

Less interest	(16,230,353)

Developer reimbursement financing obligations	$17,046,863

Less current portion of developer reimbursement financing obligations	(262,588)

Long-term developer reimbursement financing obligations	$16,784,275

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

As of December 31, 2009 and 2008, and

For the Years Ended December 31, 2009, 2008, and 2007

8. INCOME TAXES

        The Parent is a limited liability company, and is not subject to the payment of federal or state income taxes, as the components of its income and expenses flow directly to the Parent's members. Accordingly, the Parent is not liable for any federal or state income tax, except for minor taxes imposed by some of the states in which the Parent does business. These financial statements include an allocation of these taxes incurred and paid by the Parent on behalf of the Theatres. These taxes were $(3,882), $14,404, and $0 for the years ended December 31, 2009, 2008, and 2007, respectively.

9. RETIREMENT PLAN

        The Theatres have contributed to the Parent's 401(k) profit-sharing plan for all managers, assistant managers, trainees, and administrative employees who have reached the age of 21. Employees may contribute up to 60% of their pay, not exceeding $16,500 ($22,000 for employees over age 50). Following one year of employment, the Theatres will match 100% of the first 3% of contribution and 50% on the next 2% of contribution. Matching contributions are immediately vested.

        The Theatres fund the matching contributions as they accrue. These contributions were $372,328, $394,353, and $371,970 for the years ended December 31, 2009, 2008, and 2007, respectively.

10. RELATED-PARTY TRANSACTIONS

        The Theatres are not a separate legal entity, and were operated by the Parent during the periods presented. As discussed in Note 2, the financial statements have been prepared from the records maintained by the Parent and may not necessarily be indicative of the conditions that would have existed or the results of the operations if these theatres had been operated as an unaffiliated company. Portions of certain assets, liabilities, income and expenses represent allocations made from the Parent to these theatres that are applicable to the Parent as a whole. The Parent maintains and manages the cash generated by the Theatres, including the transfer of cash deposits from Theatres' operations to the Parent's bank accounts; these funds are used to finance the operations and capital expenditures of the Theatres. The outstanding amounts owed by the Parent to the Theatres are presented as "Due from Parent" in the Statements of Assets and Liabilities.

        Total rental expense payable to related-parties of the Theatres amounted to $14,400 for the each of the years ended December 31, 2009, 2008, and 2007. Amounts payable to related-parties at December 31, 2009, 2008, and 2007, were $183,553, $169,153, and $154,753, respectively.

        Amounts paid to an advertising agency owned by a close relative of one of the Parent's shareholders were $82,632, $31,414, and $0 for 2009, 2008, and 2007, respectively.

11. SALE-LEASEBACK TRANSACTIONS

        On January 31, 2008, the Theatres entered into two separate sale-leaseback transactions, whereby the Theatres sold eight of their fee-owned theatres for a sale price of $97,560,246, net of closing costs of $430,317. The Theatres leased back the sold theatres subject to 20-year triple net operating leases (with renewal terms of either three five-year options or one 10-year option and one five-year option). The gain of $19,017,834 has been deferred and is being recognized ratably over the life of the leases.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO FINANCIAL STATEMENTS (Continued)

As of December 31, 2009 and 2008, and

For the Years Ended December 31, 2009, 2008, and 2007

11. SALE-LEASEBACK TRANSACTIONS (Continued)

The proceeds from the transaction were used to pay down debt, with the remaining proceeds used to pay taxes and fees associated with the deal. The balance was retained to fund future capital expenditures.

        On September 19, 2007, the Theatres entered into a sale-leaseback transaction, whereby the Theatres sold 11 of their fee-owned theatres with a book value of $78,112,826 for $99,720,206, net of closing costs of $638,171 and leased back the same buildings for a period of 20 years with three five-year options for each of the sold properties. The resulting leases are classified as being accounted for as operating leases. The gain of $25,594,136 has been deferred and is being recognized ratably over the life of the leases. Losses of $3,986,755 were immediately recognized in earnings. The proceeds from the transaction were used to pay down debt, with the remaining proceeds used to pay an owner distribution, taxes, and fees associated with the deal. The balance was retained to fund future capital expenditures.

        On September 30, 2005, the Theatres entered into a sale-leaseback transaction, whereby the Theatres sold 17 of their fee-owned theatres with a book value of $94,759,887 for $200,000,000 and leased back the same buildings for a period of 20 years with three five-year options for each of the sold properties. The resulting leases are classified as operating leases. The gain of $102,340,355 has been deferred and is being recognized ratably over the life of the leases. The proceeds from the transaction were used to pay down debt, with the remaining proceeds used to pay an owner distribution, taxes, and fees associated with the deal. The balance was retained to fund future capital expenditures.

12. SUBSEQUENT EVENTS

        Management has evaluated subsequent events through July 13, 2010, which is the date the financial statements were issued.

******

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

UNAUDITED CONDENSED STATEMENTS OF ASSETS AND LIABILITIES

As of March 31, 2010 and December 31, 2009

	March 31, 2010	December 31, 2009
Assets
Current Assets:
Due from Parent	$26,684,867	$30,233,158
Accounts receivable	4,032,833	4,227,816
Inventories	1,603,051	1,550,867
Other current assets	7,486,135	5,737,930

Total current assets	39,806,886	41,749,771

Property and equipment—net	132,035,369	136,686,136

Other Assets:
Goodwill	24,153,064	24,153,064
Intangible and other assets—net	26,357,192	26,651,173

Total other assets	50,510,256	50,804,237

Total	$222,352,511	$229,240,144

Liabilities and Net Assets
Current Liabilities:
Accounts payable	$7,124,618	$4,356,479
Accrued payroll and payroll taxes	4,416,835	4,851,429
Accrued property taxes	11,897,572	10,938,383
Other accrued expenses	7,939,998	13,879,500
Other accrued taxes	891,541	1,221,388
Deferred revenue and other liabilities	4,847,632	6,060,329
Current portion of developer reimbursements	263,895	262,588
Current portion of long-term debt to Parent	665,613	665,613
Current portion of deferred gain	7,347,616	7,347,616

Total current liabilities	45,395,320	49,583,325
Long-term Liabilities:
Developer reimbursements	16,717,804	16,784,275
Long-term debt to Parent	19,942,171	24,849,121
Deferred gain from sale-leaseback transactions	111,211,954	113,048,858
Deferred rent and other long-term liabilities	7,338,795	7,364,737

Total liabilities	200,606,044	211,630,316
Commitments and Contingencies	—	—
Net assets	21,746,467	17,609,828

Total	$222,352,511	$229,240,144

See Notes to Unaudited Condensed Financial Statements.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

UNAUDITED CONDENSED STATEMENTS OF INCOME

For the Quarterly Periods Ended March 31, 2010 and 2009

	Three Months Ended
	March 31, 2010	March 31, 2009
Revenues:
Box office revenue	$51,046,633	$50,074,621
Concession revenue	23,279,896	23,327,533
Other operating revenue	5,396,288	2,880,437

Total revenues	79,722,817	76,282,591

Operating Expenses:
Film expense and advertising costs	29,078,389	26,759,638
Cost of concession sales	2,688,490	2,719,832
General and administrative expenses	3,973,215	4,017,098
Theatre occupancy costs	16,803,336	17,267,930
Depreciation and amortization	4,627,864	5,252,133
Other operating expenses	18,848,447	16,852,893
Amortization of deferred gain	(1,836,904)	(1,836,904)

Total operating expenses	74,182,837	71,032,620

Income from Operations	5,539,980	5,249,971

Other Expenses
Interest expense to Parent	(744,316)	(1,042,513)
Other income and expenses—net	(569,103)	(714,787)

Total other expenses	(1,313,419)	(1,757,300)

Net income	$4,226,561	$3,492,671

See Notes to Unaudited Condensed Financial Statements.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

For the Quarterly Periods Ended March 31, 2010 and 2009

	Three Months Ended
	March 31, 2010	March 31, 2009
Cash flows from operating activities:
Net income	$4,226,561	$3,492,671
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	4,627,864	5,252,133
Noncash interest expense	283,138	477,116
Loss on disposal of property	38,532	(22,806)
Amortization of deferred gain	(1,836,904)	(1,836,904)
Changes in:
Accounts receivable	194,983	706,943
Inventories	(52,184)	33,142
Other assets	(1,748,206)	(1,601,233)
Accounts payable	2,958,343	4,535,158
Other current liabilities	(6,956,419)	(1,154,026)
Deferred rent and other long-term liabilities	(25,941)	161,900

Net cash flows from operating activities	1,709,767	10,044,094

Cash flows from investing activities:
Capital expenditures	(289,944)	(5,707,699)
Proceeds from sales of property	4,000	38,345

Net cash flows from investing activities	(285,944)	(5,669,354)

Cash flows from financing activities:
Principal payments on borrowings from Parent	(4,906,950)	(43,705,260)
Due from Parent	3,548,291	39,519,164
Principal payments on developer reimbursement financing obligations	(65,164)	(54,153)
Payment of debt issuance costs	—	(1,359,491)
Proceeds from developer reimbursements for construction costs	—	1,225,000

Net cash flows from financing activities	(1,423,823)	(4,374,740)

Net change in cash	—	—
Cash—beginning of period	—	—

Cash—end of period	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the quarter for:
Interest—net of amount capitalized	$430,558	$880,537

SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING, INVESTING AND FINANCING ACTIVITIES:
Amounts reflected in accounts payable and fixed assets at period-end	$—	$—

Amounts reflected in accrued expenses and fixed assets at period-end	$—	$—

See Notes to Unaudited Condensed Financial Statements.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

As of and for the Quarters Ended March 31, 2010 and 2009

1. BASIS OF PRESENTATION

        The principal business of the Kerasotes Showplace Theatres Sold to AMC Entertainment Inc (such theatres are hereafter referred to as the "Theatres") is the operation of motion picture theatres. Box office admission and concession sales are the Theatres' primary sources of revenue. The Theatres' operations are primarily located throughout the Midwest in the states of Illinois, Indiana, Iowa, Missouri, Minnesota, and Ohio. Over the years, the Theatres have grown through the construction and acquisition of theatres, most recently in the states of Colorado, Wisconsin, and California.

        The Theatres are not a separate legal entity, and were operated by Kerasotes Showplace Theatres, LLC (the "Parent") during the periods presented. On December 9, 2009, the Parent agreed to sell these theatre assets comprising a substantial majority of the Parent's theatres and transfer related liabilities to AMC Entertainment Inc. ("AMC") (the "Sale"); this sale was closed on May 24, 2010. Further discussion of the Sale is included in Note 2.

        These unaudited condensed financial statements have been prepared in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 270, Interim Reporting. Accordingly, they do not include all of the information and footnotes required in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments (which consist of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the full year. These interim financial statements and related notes should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2009.

2. THE SALE

        As mentioned in Note 1, on December 9, 2009, the Parent agreed to sell certain theatre assets comprising a substantial majority of the Parent's theatres and transfer-related liabilities to AMC; this sale closed on May 24, 2010. These theatres were sold for $275,000,000 in cash, subject to certain working capital and other purchase price adjustments finalized on the closing date.

        The unaudited condensed financial statements pertain to these theatres sold to AMC by the Parent. The financial statements have been prepared from the records maintained by the Parent and may not necessarily be indicative of the conditions that would have existed or the results of the operations if these theatres had been operated as an unaffiliated company. The majority of the assets, liabilities, income and expenses presented in these financial statements are specifically-identifiable to the theatres sold by the Parent to AMC. Portions of certain assets, liabilities, income and expenses represent allocations made from the Parent to these theatres that are applicable to the Parent as a whole where specific-identification of these balances to each theatre is not practicable. These allocations primarily relate to certain receivables, payables, accrued expenses, debt, and operating expenses generated or incurred at the Parent and not directly related to an individual theatre; these allocations have been made based on the proportion of the number of theatre screens within the theatres sold to AMC as a percentage of the total number of theatre screens owned by the Parent prior to the Sale. In the opinion of management, these allocations are reasonable for the purposes of presenting the unaudited condensed interim financial information of the Theatres.

Kerasotes Showplace Theatres Sold to AMC Entertainment Inc.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS (Continued)

As of and for the Quarters Ended March 31, 2010 and 2009

3. DEBT

        These financial statements include an allocation of the amounts outstanding on the Parent's bank debt, and also the related debt issuance costs. The Parent's outstanding debt facilities consisted of a revolving line of credit ("Revolver") and Term B notes. These outstanding Parent debt balances were secured by substantially all of the Parent's assets, which included the assets of the Theatres. The Parent's bank debt was repaid in full as of the closing date of the Sale.

4. RELATED-PARTY TRANSACTIONS

        The Theatres are not a separate legal entity, and were operated by the Parent during the periods presented. As discussed in Note 2, the financial statements have been prepared from the records maintained by the Parent and may not necessarily be indicative of the conditions that would have existed or the results of the operations if these theatres had been operated as an unaffiliated company. Portions of certain assets, liabilities, income and expenses represent allocations made from the Parent to these theatres that are applicable to the Parent as a whole. The Parent maintains and manages the cash generated by the Theatres, including the transfer of cash deposits from Theatres' operations to the Parent's bank accounts; these funds are used to finance the operations and capital expenditures of the Theatres. The outstanding amounts owed by the Parent to the Theatres are presented as "Due from Parent" in the Statements of Assets and Liabilities.

        Total rental expense payable to related-parties of the Theatres amounted to $3,600 and $3,600 for the quarterly-periods ended March 31, 2010 and 2009, respectively. Amounts payable to related-parties at March 31, 2010 and December 31, 2009 were $187,153 and $183,553, respectively.

        Amounts paid to an advertising agency owned by a close relative of one of the Parent's shareholders were $0 and $22,087 for the quarterly-periods ended March 31, 2010 and 2009, respectively.

5. SUBSEQUENT EVENTS

        Management has evaluated subsequent events through July 13, 2010, which is the date the unaudited condensed financial statements were issued.

QuickLinks

  Exhibit 99.1
Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. STATEMENTS OF ASSETS AND LIABILITIES As of December 31, 2009 and 2008
Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. STATEMENTS OF INCOME For the Years Ended December 31, 2009, 2008 and 2007
Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2009, 2008, and 2007
Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. NOTES TO FINANCIAL STATEMENTS As of December 31, 2009 and 2008, and For the Years Ended December 31, 2009, 2008, and 2007
Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. UNAUDITED CONDENSED STATEMENTS OF ASSETS AND LIABILITIES As of March 31, 2010 and December 31, 2009
Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. UNAUDITED CONDENSED STATEMENTS OF INCOME For the Quarterly Periods Ended March 31, 2010 and 2009
Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS For the Quarterly Periods Ended March 31, 2010 and 2009
Kerasotes Showplace Theatres Sold to AMC Entertainment Inc. NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS As of and for the Quarters Ended March 31, 2010 and 2009